UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

___________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Procera Networks, Inc.

(Name of registrant as specified in its charter)

Not Applicable
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CERTAIN INFORMATION REGARDING PARTICIPANTS

Procera Networks, Inc. (“Procera”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Procera stockholders in connection with the matters to be considered at Procera’s 2015 Annual Meeting of Stockholders. Procera intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Procera stockholders. PROCERA STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the direct and indirect interests of Procera’s directors and executive officers in Procera equity as of January 15, 2015 follows:

Name	Title(s)	Shares of Common Stock	Stock Options to Purchase Common Stock (Vested and Unvested)	Restricted Stock Units with respect to Common Stock	Total Underlying Shares of Common Stock
James F. Brear	Director & Executive Officer	40,000	360,500	50,000	450,500
Staffan Hillberg	Director	14,862	22,142	1,433	38,437
Alan B. Lefkof	Director	9,411	5,000	1,433	15,844
Mary Losty	Director	171,816	16,055	1,433	189,304
Scott McClendon	Director	33,123	32,271	1,433	66,827
Douglas Miller	Director	6,790	5,000	1,433	13,223
Thomas Saponas	Director	115,304	29,850	1,433	146,587
William Slavin	Director	14,513	5,000	1,433	20,946
Charles Constanti	Executive Officer	32,800	153,500	22,500	208,800

More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Procera’s 2015 Annual Meeting of Stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Procera with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Procera’s website at http://www.proceranetworks.com/investors/sec.